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                                                                   Exhibit 23.5

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 2, 1999 for Visionik A/S and Subsidiaries included in or made a part of this registration statement.

                                  Moore Stephens, Denmark


                                   /s/ Arne Nabe Poulsen
                                     Arne Nabe Poulsen
                             State Authorized Public Accountant

Copenhagen, Denmark
November 30, 1999